     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 2001
                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              NEOTHERAPEUTICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                              --------------------

            DELAWARE                                             93-079187
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

                              --------------------

                              157 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (949) 788-6700

               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                              --------------------

                             ALVIN J. GLASKY, PH.D.
                             CHIEF EXECUTIVE OFFICER
                              157 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (949) 788-6700
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                              --------------------

                                   Copies to:

                              --------------------

                              Alan W. Pettis, Esq.
                                Latham & Watkins
                     650 Town Center Drive, Twentieth Floor
                          Costa Mesa, California 92626
                                 (714) 540-1235

                              --------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                              --------------------

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              --------------------

                                       CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                        PROPOSED MAXIMUM
                                                        AMOUNT TO BE   AGGREGATE OFFERING     AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED (1)               REGISTERED (2)      PRICE (2)       REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Debt Securities (3)...............................
Common Stock, $.001 par value per share (4).......
Preferred Stock, $.001 par value per share (5)....
Depositary Shares representing Preferred
Stock (6).........................................
Warrants (7)......................................
     Total........................................       $50,000,000       $50,000,000        $12,500 (8)
=============================================================================================================


                                                   (Footnotes on following page)

                              --------------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

(Footnotes from previous page)



(1) This Registration Statement also covers contracts which may be issued by the Registrant under which the counterparty may be required to purchase Debt Securities, Common Stock, Preferred Stock or Depository Shares.

(2) In no event will the aggregate maximum offering price of all securities registered under this Registration Statement exceed $50,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) Subject to footnote (2), there are being registered hereunder an indeterminate number of Debt Securities as may be sold from time to time by NeoTherapeutics, Inc.

(4) Subject to footnote (2), there are being registered hereunder shares of Common Stock as may be sold, from time to time, by NeoTherapeutics, Inc. There is also being registered hereunder an indeterminate number of shares of Common Stock that may be issued upon conversion, as applicable, of Preferred Stock or Depository Shares registered hereunder or upon exercise of warrants registered hereunder, as the case may be.

(5) Subject to footnote (2), there are being registered hereunder shares of Preferred Stock, as may be sold, from time to time, by NeoTherapeutics, Inc. or as may be issued upon the exercise of warrants registered hereunder.

(6) To be represented by Depository Receipts representing an interest in all or a specified portion of a share of Preferred Stock.

(7) Subject to footnote (2), there are being registered hereunder warrants representing rights to purchase Debt Securities, Depositary Shares, Preferred Stock or Common Stock (as shall be designated by the Company at the time of any such offering) registered hereunder.

(8) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                   $50,000,000
                              NEOTHERAPEUTICS, INC.
                 Debt Securities, Common Stock, Preferred Stock,
                         Depositary Shares and warrants

        We may from time to time offer in one or more series or classes:

        -  debt securities,

        -  shares of our common stock,

        -  shares of our preferred stock,

        -  shares of our preferred stock represented by depositary shares, and

        - warrants to purchase debt securities, depositary shares, common stock or preferred stock.

        The securities will have a maximum aggregate public offering price of $50,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale). The securities may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus.

        The securities may be offered directly, through agents or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the accompanying prospectus supplement. No securities may be sold under this prospectus without delivery of the applicable prospectus supplement.

        Our common stock is traded on the Nasdaq National Market under the symbol "NEOT."

                             ----------------------

        INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                             ----------------------

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

                             ----------------------

              THE DATE OF THIS PROSPECTUS IS __________ ___, 2000.

        NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEOTHERAPEUTICS, INC. OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF NEOTHERAPEUTICS SINCE THE DATE HEREOF.

                                TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ABOUT THIS PROSPECTUS.............................................................1

WHERE YOU CAN FIND MORE INFORMATION...............................................1

ABOUT NEOTHERAPEUTICS.............................................................2

RISK FACTORS......................................................................2

FORWARD-LOOKING STATEMENTS........................................................8

RATIO OF EARNINGS TO FIXED CHARGES................................................9

USE OF PROCEEDS...................................................................9

PLAN OF DISTRIBUTION..............................................................9

DESCRIPTION OF COMMON STOCK......................................................19

DESCRIPTION OF PREFERRED STOCK...................................................20

DESCRIPTION OF DEPOSITARY SHARES.................................................21

DESCRIPTION OF WARRANTS..........................................................24

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY'S CHARTER AND BYLAWS.......25

VALIDITY OF SECURITIES...........................................................26

EXPERTS..........................................................................26

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
     INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............................26

                              ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, and Chicago. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

        Our annual report on Form 10-K for the fiscal year ended December 31, 1999;

        Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000;

        Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000;

        Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

        Our current reports on Form 8-K filed April 3, 2000, April 21, 2000, May 25, 2000, November 13, 2000, December 26, 2000 and December 28, 2000;

        Our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2000 Annual Meeting of Stockholders; and

        The description of our common stock contained in the Registration of Securities of Certain Successor Issuers filed pursuant to Section 12(g) of the Exchange Act on Form 8-B on June 27, 1997, including any amendment or reports filed for the purpose of updating such description.

        You can request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                              NeoTherapeutics, Inc.
                            Attn: Investor Relations
                              157 Technology Drive
                            Irvine, California 92618
                                 (949) 788-6700

        You should rely only on the information contained in this prospectus or any supplement and in the documents incorporated by reference. We have not authorized anyone else to provide you with different information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.

        This prospectus is part of a registration statement we filed with the SEC (Registration No. 333-______). That registration statement and the exhibits filed along with the registration statement contain more information about the securities sold by us. Because information about contracts referred to in this prospectus is not always complete, you should read the full contracts which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC's public reference rooms or their web site.

                              ABOUT NEOTHERAPEUTICS

        NeoTherapeutics, Inc. is a development stage biopharmaceutical company engaged in the discovery and development of novel therapeutic drugs intended to treat neurological and psychiatric diseases and conditions, such as memory deficits associated with Alzheimer's disease and aging, stroke, spinal cord injuries, Parkinson's disease, migraine, depression and obesity. Our lead product candidate, Neotrofin(TM) (AIT-082, leteprinim potassium), and other compounds under development, are based on our patented technology. This technology uses small synthetic molecules to create non-toxic compounds, intended to be administered orally or by injection, that are capable of passing through the blood-brain barrier to rapidly act upon specific target cells in specific locations in the central nervous system, including the brain. Animal and laboratory tests have shown that Neotrofin(TM) appears to selectively increase the production of certain neurotrophic factors, a type of large protein, in selected areas of the brain and in the spinal cord. These neurotrophic factors regulate nerve cell growth and function. Our technology has been developed to capitalize on the beneficial effects of these proteins, which have been widely acknowledged to be closely involved in the early formation and differentiation of the central nervous system. We believe that Neotrofin(TM) could have therapeutic and regenerative effects. NeoGene Technologies, Inc., a subsidiary of NeoTherapeutics, Inc., is engaged in functional genemics research. On November 16, 2000, we formed another subsidiary, NeoOncoRx, Inc., for the purpose of in-licensing anti-cancer compounds which are in the clinical trial stages of development.

        We were incorporated in Colorado in December 1987 and reincorporated in Delaware in June 1997. Our executive offices are located at 157 Technology Drive, Irvine, California 92618. Our telephone number is (949) 788-6700. Our web site address is www.neotherapeutics.com. Information contained in our web site does not constitute part of this prospectus.

                                  RISK FACTORS

        Your investment in our securities involves a high degree of risk. You should consider the risks described below and the other information contained in this prospectus carefully before deciding to invest in our securities. If any of the following risks actually occur, our business, financial condition and operating results would be harmed. As a result, the trading price of our securities could decline, and you could lose a part or all of your investment.

OUR LOSSES WILL CONTINUE TO INCREASE AS WE EXPAND OUR DEVELOPMENT EFFORTS, AND OUR EFFORTS MAY NEVER RESULT IN PROFITABILITY.

        Our cumulative losses during the period from our inception in 1987 through September 30, 2000 were approximately $84.7 million, almost all of which consisted of research and development and general and administrative expenses. We lost approximately $6.2 million in 1997, $11.6 million in 1998, $26.0 million in 1999 and approximately $34.9 million for the nine months ended September 30, 2000. We expect our losses to increase in the future as we expand our clinical trials and increase our research and development activities. We currently do not sell any products and we may never achieve significant revenues or become profitable. Even if we eventually generate revenues from sales, we nevertheless expect to incur significant operating losses over the next several years.

OUR POTENTIAL DRUG PRODUCTS ARE IN AN EARLY STAGE OF CLINICAL AND PRECLINICAL DEVELOPMENT AND MAY NOT PROVE SAFE OR EFFECTIVE ENOUGH TO OBTAIN REGULATORY APPROVAL TO SELL ANY OF THEM.

        We currently are testing our first potential drug product in human clinical trials. Our other proposed products are in preclinical development. We cannot be certain that any of our potential or proposed products will prove to be safe or effective in treating disorders of the central nervous system or any other diseases. All of our potential drugs will require additional research and development, testing and regulatory clearances before we can sell them. We cannot be certain that we will receive regulatory approval to sell any of our potential drugs. We do not expect to have any products commercially available for at least two years.

IF WE ARE UNABLE TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDING ON ACCEPTABLE TERMS, WE MAY HAVE TO DELAY OR ELIMINATE ONE OR MORE OF OUR DEVELOPMENT PROGRAMS.

        We currently are spending cash at a rate in excess of approximately $2.3 million per month, and we expect this rate of spending to continue for at least the following 12 months. We believe that, assuming that the market price of our common stock is at least $5.00 per share and assuming that the holders of our Class B Warrants continue to exercise our Class B Warrants in response to our call notices, our existing cash and capital resources will satisfy our current funding requirements for at least the next twelve months. If the market price of our common stock is less than $5.00 per share, we may not be able to use our Class B Warrants as a financing source, and we may have to seek additional funding within three months. We may not be able to obtain additional funds on acceptable terms or at all. If adequate funds are not available, we will have to delay or eliminate one or more of our development programs.

        We expect that we will need substantial additional funds to complete development and clinical trials of Neotrofin(TM), our lead drug candidate, before we will be able to submit it to the Food and Drug Administration for approval for commercial sale. Our capital requirements will depend on many factors, including:

        -  continued scientific progress in research and development;

        -  the progress of preclinical and clinical testing;

        -  the cost involved in filing, prosecuting and enforcing patent claims;

        -  the effect of competing technological developments;

        -  the cost of manufacturing scale-up;

        -  the cost of commercialization activities;

        -  the time and cost involved in obtaining regulatory approvals; and

        - our ability to establish collaborative and other arrangements with third parties, such as licensing and manufacturing agreements.

        We expect to seek additional funding through public or private financings or collaborative or other arrangements with third parties. We may not obtain additional funds on acceptable terms, if at all. If adequate funds are not available, we will have to delay or eliminate one or more of our development programs.

COMPETITION FOR PATIENTS IN CONDUCTING CLINICAL TRIALS AND EXTENSIVE REGULATIONS GOVERNING THE CONDUCT OF CLINICAL TRIALS MAY PREVENT OR DELAY APPROVAL OF A DRUG CANDIDATE AND STRAIN OUR LIMITED FINANCIAL RESOURCES.

        Many pharmaceutical companies are conducting clinical trials in patients with Alzheimer's disease. As a result, we must compete with them for clinical sites, physicians and the limited number of patients with Alzheimer's disease who fulfill the stringent requirements for participation in clinical trials. This competition may increase costs of our clinical trials and delay the introduction of our potential products.

ANY FAILURE TO COMPLY WITH EXTENSIVE GOVERNMENTAL REGULATION COULD PREVENT OR DELAY PRODUCT APPROVAL OR CAUSE GOVERNMENTAL AUTHORITIES TO DISALLOW OUR PRODUCTS AFTER APPROVAL AND SUBJECT US TO CRIMINAL OR CIVIL LIABILITIES.

        The U.S. Food and Drug Administration, or FDA, and comparable agencies in foreign countries impose many requirements on the introduction of new drugs through lengthy and detailed clinical testing procedures, and other costly and time consuming compliance procedures. These requirements make it difficult to estimate when Neotrofin(TM) or any other potential product will be available commercially, if at all.

        Our proprietary compounds will require substantial clinical trials and FDA review as new drugs. Even if we successfully enroll patients in our clinical trials, patients may not respond to our potential drug products. We think it is prudent to expect setbacks. Failure to comply with the regulations applicable to such testing may delay, suspend or cancel our clinical trials, or the FDA might not accept the test results. The FDA, or any comparable regulatory agency in another country, may suspend clinical trials at any time if it concludes that the trials expose subjects participating in such trials to unacceptable health risks. Further, human clinical testing may not show any current or future product candidate to be safe and effective to the satisfaction of the FDA or comparable regulatory agencies or the data derived therefrom may be unsuitable for submission to the FDA or other regulatory agencies.

        We cannot predict with certainty when we might submit any of our proposed products currently under development for regulatory review. Once we submit a proposed product for review, the FDA or other regulatory agencies may not issue their approvals on a timely basis, if at all. If we are delayed or fail to obtain such approvals, our business may be damaged. If we fail to comply with regulatory requirements, either prior to approval or in marketing our products after approval, we could be subject to regulatory or judicial enforcement actions. These actions could result in:

        -  product recalls or seizures;

        -  injunctions;

        -  civil penalties;

        -  criminal prosecution;

        - refusals to approve new products and withdrawal of existing approvals; and

        -  enhanced exposure to product liabilities.

THE LOSS OF KEY RESEARCHERS OR MANAGERS COULD HINDER OUR DRUG DEVELOPMENT PROCESS SIGNIFICANTLY AND MIGHT CAUSE OUR BUSINESS TO FAIL.

        Our success depends upon the contributions of our key management and scientific personnel, especially Dr. Alvin Glasky, our Chief Executive Officer and Chief Scientific Officer. Our loss of the services of Dr. Glasky or any other key personnel could delay or preclude us from achieving our business objectives. Although we currently have key-man life insurance on Dr. Alvin Glasky in the face amount of $2 million, the loss of Dr. Glasky's services would damage our research and development efforts substantially.

        We also will need substantial additional expertise in finance and marketing and other areas in order to achieve our business objectives. Competition for qualified personnel among pharmaceutical companies is intense, and the loss of key personnel, or the inability to attract and retain the additional skilled personnel required for the expansion of our business, could damage our business.

IF WE CANNOT PROTECT OR ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS ADEQUATELY, THE VALUE OF OUR RESEARCH COULD DECLINE AS OUR COMPETITORS APPROPRIATE PORTIONS OF OUR RESEARCH.

        We actively pursue patent protection for our proprietary products and technologies. We hold four U.S. patents and currently have thirteen U.S. patent applications pending. In addition, we have numerous foreign patents issued and patent applications pending corresponding to our U.S. patents. However, our patents may not protect us against our competitors. We may have to file suit to protect our patents or to defend our use of our patents against infringement claims brought by others. Because we have limited cash resources, we may not be able to afford to pursue or defend against litigation in order to protect our patent rights.

        We also rely on trade secret protection for our unpatented proprietary technology. However, trade secrets are difficult to protect. While we enter into proprietary information agreements with our employees and consultants, these agreements may not successfully protect our trade secrets or other proprietary information.

WE ARE A SMALL COMPANY RELATIVE TO OUR PRINCIPAL COMPETITORS AND OUR LIMITED FINANCIAL AND RESEARCH RESOURCES MAY LIMIT OUR ABILITY TO DEVELOP AND MARKET NEW PRODUCTS.

        Many companies, both public and private, including well-known pharmaceutical companies, are developing products to treat Alzheimer's disease and certain of the other applications we are pursuing. Most of these companies have substantially greater financial, research and development, manufacturing and marketing experience and resources than we do. As a result, our competitors may develop additional drugs that are more effective or less costly than any drug which we may develop.

OUR MANAGEMENT HAS LIMITED MANUFACTURING AND MARKETING EXPERIENCE AND MAY BE UNABLE TO MANAGE OUR GROWTH OR MANUFACTURE AND MARKET OUR PRODUCTS SUCCESSFULLY.

        To date, we have engaged exclusively in the development of pharmaceutical technology and products. Our management has substantial experience in pharmaceutical company operations, but has limited experience in manufacturing or procuring products in commercial quantities or in marketing pharmaceutical products. Our management has only limited experience in negotiating, establishing and maintaining strategic relationships, conducting clinical trials and other later-stage phases of the regulatory approval process.

        If we receive FDA approval of any of our potential products, we may decide to establish a commercial-scale manufacturing facility for our products. The establishment of such a facility will require substantial additional funds and personnel, and we will need to comply with extensive regulations applicable to such a facility. These requirements and the associated growth would strain our existing management and operations. Our ability to manage such growth depends upon the ability of our officers and key employees to:

        -  broaden our management team;

        -  develop additional expertise among existing management personnel;

        -  attract, hire and retain skilled employees; and

        - implement and improve our operational, management information and financial control systems.

FAILURE TO OBTAIN ADEQUATE REIMBURSEMENT FROM GOVERNMENT HEALTH ADMINISTRATION AUTHORITIES, PRIVATE HEALTH INSURERS AND OTHER ORGANIZATIONS COULD MATERIALLY ADVERSELY AFFECT OUR FUTURE BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        Our ability to market and sell our products will depend in part on the extent to which reimbursement for the cost of our products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Third party payers are increasingly challenging the price of medical products and services.

        Significant uncertainty exists as to the reimbursement statements of newly approved health care products. We cannot be certain that any products approved for marketing will be considered cost effective or that reimbursement will be available or that allowed reimbursement will be adequate. In addition, payers' reimbursement policies could adversely affect our ability to sell our products on a profitable basis.

HOLDERS OF OUR CONVERTIBLE PREFERRED STOCK AND WARRANTS COULD ENGAGE IN SHORT SELLING TO INCREASE THE NUMBER OF SHARES OF SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF THE SECURITIES AND DECREASE THE EXERCISE PRICE OF THE WARRANTS. IF THIS OCCURS, THE MARKET PRICE OF OUR SECURITIES MAY DECLINE.

        The holders of shares of preferred stock issued by our subsidiary, NeoGene Technologies, Inc., have rights to exchange those shares for shares of our convertible preferred stock or convertible debentures. If those exchange rights are exercised, the number of shares of securities issuable upon conversion of the convertible preferred stock or debentures will vary with the market price of our securities. The shares or debentures will generally be convertible at a conversion price equal to 101% of the average of the lowest ten closing bid prices of our securities in the previous 30 trading days. Consequently, the number of shares of securities issuable upon conversion of the convertible preferred stock or debentures will vary with the market price of our stock. A greater number of shares of securities are issuable the lower the price of our securities. Increased sales volume of our securities could put downward pressure on the market price of the shares. This fact could encourage holders of the securities to sell short our securities prior to conversion of the securities, thereby potentially causing the market price to decline and a greater number of shares to be issued. The holders of the securities could then convert their securities and use the shares of securities received upon conversion to cover their short positions. The holders of the securities could thereby profit by the decline in the market price of the securities caused by their short selling.

        Similarly, the exercise price of our outstanding Class B Warrants, if we deliver a redemption notice, is equal to the lesser of $33.75 per share (subject to adjustment for stock splits, reverse splits and combinations) and 97% of the closing bid price of our securities on the trading day after the redemption notice is delivered. This fact could give the holders of our Class B Warrants incentive to sell short our securities after receipt of a redemption notice, which could cause the market price to decline. The holders of the Class B Warrants could then exercise their Class B Warrants and use the shares of securities received upon exercise to cover their short positions and thereby profit by the decline in the market price of the securities caused by their short selling. The holders of our outstanding Adjustable Warrants could also engage in short selling because the number of shares of securities issuable at each vesting date, if any, will be determined by a formula based on the ten lowest closing bid prices of our securities during the 30 consecutive trading days prior to each vesting date. The first vesting date is expected to be January 31, 2001. A greater number of shares of securities are issuable upon exercise of the Adjustable Warrants the lower the price of our securities. Any short selling by the holders of our Adjustable Warrants may affect the market price of our stock as well.

        Additionally, it is important to note that a significant amount of the NeoGene preferred stock and our warrants are owned by two investors. This fact gives these investors greater influence over the market price of our stock.

THE TRADING PRICE OF OUR SECURITIES AND THE TERMS OF OUR CONVERTIBLE SECURITIES AND WARRANTS MUST COMPLY WITH THE LISTING REQUIREMENTS OF THE NASDAQ NATIONAL MARKET OR WE COULD BE DELISTED AND THE LIQUIDITY OF OUR SECURITIES WOULD DECLINE.

        Our securities is listed on the Nasdaq National Market. To remain listed on this market, we must meet Nasdaq's listing maintenance standards and abide by Nasdaq's rules governing listed companies. If the price of our securities falls below $1.00 per share for an extended period, or if we fail to meet other Nasdaq standards or violate Nasdaq rules, our securities could be delisted from the Nasdaq National Market.

        Nasdaq has established certain rules regarding the issuance of "future priced securities." These rules may apply to our outstanding Adjustable Warrants because the number of shares of our securities issuable upon exercise of the securities is based on a future price of our securities. In addition, the exercise price of our outstanding Class B Warrants is based in part upon a future price of our securities, and may be less than the greater of book value or market value. Nasdaq's concerns regarding these securities include the following:

        Stockholders must approve significant issuances of listed securities at a discount to market or book value. Nasdaq rules prohibit an issuer of listed securities from issuing 20% or more of its outstanding capital stock at less than the greater of book value or then current market value without obtaining prior stockholder consent. We did not obtain stockholder consent prior to issuing our outstanding Adjustable Warrants.

        Public interest concerns. Nasdaq may terminate the listing of a security if necessary to prevent fraudulent and manipulative acts and practices or to protect investors and the public interest. With respect to future priced securities, Nasdaq has indicated that it may delist a security if the returns with respect to the future priced security become excessive compared to the returns being earned by public investors in the issuer's securities.

        Furthermore, certain requirements for continued listing, such as the $1.00 minimum bid price requirement, are outside of our control. Accordingly, there is a risk that Nasdaq may delist our securities.

        If our securities is delisted, we likely would seek to list our securities on the Nasdaq SmallCap Market or for quotation on the American Stock Exchange or a regional stock exchange. However, listing or quotation on such market or exchange could reduce the market liquidity for our securities. If our securities were not listed or quoted on another market or exchange, trading of our securities would be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities or in what are commonly referred to as the "pink sheets." As a result, an investor would find it more difficult to dispose of, or to obtain accurate quotations for the price of, our securities. In addition, delisting from the Nasdaq National Market and failure to obtain listing or quotation on such other market or exchange would subject our securities to so-called "penny stock" rules. These rules impose additional sales practice and market-making requirements on broker-dealers who sell and/or make a market in such securities. Consequently, if our securities is delisted from the Nasdaq National Market and we fail to obtain listing or quotation on another market or exchange, broker-dealers may be less willing or able to sell and/or make a market in our securities and purchasers of our securities may have more difficulty selling their securities in the secondary market. In either case, the market liquidity of our securities would decline.

THERE ARE A SUBSTANTIAL NUMBER OF SHARES OF OUR SECURITIES ELIGIBLE FOR FUTURE SALE IN THE PUBLIC MARKET. THE SALE OF THESE SHARES COULD CAUSE THE MARKET PRICE OF OUR SECURITIES TO FALL.

        There were 13,307,227 shares of our common outstanding as of December 13, 2000. In addition, security holders held options and warrants as of December 13, 2000 which, if exercised, would obligate us to issue up to an additional 11,313,412 shares of securities. A substantial number of those shares, when we issue them upon exercise, will be available for immediate resale in the public market. In addition, we have the ability to sell up to approximately $7.5 million of our securities to a private investor that will be eligible for immediate resale in the public market. Furthermore, with respect to the convertible debenture and warrant financing that closed in April 2000, approximately 3.4 million shares issued upon exercise of Class B Warrants and over 300,000 Class A warrants will be eligible for immediate resale in the public market. The market price of our securities could fall as a result of such resales.

ANY FUTURE EQUITY ISSUANCES BY US MAY HAVE DILUTIVE AND OTHER EFFECTS ON OUR EXISTING STOCKHOLDERS.

        If we issue equity securities, such issuances may have a dilutive impact on our other stockholders. Additionally, such issuances would cause our net income or loss per share to decrease in future periods. As a result, the market price of our securities could drop. In addition, if we issue securities under our Equity Line Agreement, it will be issued at a discount to its then-prevailing market price. These discounted sales could cause the market price of our securities to drop.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS, AND MAY NOT HAVE SUFFICIENT PRODUCT LIABILITY INSURANCE.

        Although we currently carry product liability insurance, it is possible that the amounts of such coverage will be insufficient to protect us from future claims. Further, we cannot be certain that we will be able to obtain or maintain additional insurance on acceptable terms for our clinical and commercial activities or that such additional insurance would be sufficient to cover any potential product liability claim or recall. Failure to maintain sufficient insurance coverage could have a material adverse effect on our business and results of operations.

THE USE OF HAZARDOUS MATERIALS IN OUR RESEARCH AND DEVELOPMENT EFFORTS IMPOSES CERTAIN COMPLIANCE COSTS ON US AND MAY SUBJECT US TO LIABILITY FOR CLAIMS ARISING FROM THE USE OR MISUSE OF THESE MATERIALS.

        Our research and development efforts involve the use of hazardous materials. We are subject to federal, state and local laws and regulations governing the storage, use and disposal of such materials and certain waste products. We believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by federal, state and local regulations. However, we cannot completely eliminate the risk of accidental contamination or injury from these materials. If there was an accident, we could be held liable for any damages that result. Such liability could exceed our resources. We may incur substantially increased costs to comply with environmental regulations if we develop our own commercial manufacturing facility.

THE MARKET PRICE AND VOLUME OF OUR SECURITIES FLUCTUATES SIGNIFICANTLY AND COULD RESULT IN SUBSTANTIAL LOSSES FOR INDIVIDUAL INVESTORS.

        The stock market from time to time experiences significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may cause the market price of our securities to drop. In addition, the market price of our securities is highly volatile. Factors that may cause the market price of our securities to drop include fluctuations in our results of operations, timing and announcements of our technological innovations or new products or those of our competitors, FDA and foreign regulatory actions, developments with respect to patents and proprietary rights, public concern as to the safety of products developed by us or others, changes in health care policy in the United States and in foreign countries, changes in stock market analyst recommendations regarding our securities, the pharmaceutical industry generally and general market conditions. In addition, the market price of our securities may drop if our results of operations fail to meet the expectations of stock market analysts and investors.

OUR DIRECTORS AND EXECUTIVE OFFICERS OWN A SUBSTANTIAL PERCENTAGE OF OUR SECURITIES. THEIR OWNERSHIP COULD ALLOW THEM TO EXERCISE SIGNIFICANT CONTROL OVER CORPORATE DECISIONS AND TO IMPLEMENT CORPORATE ACTS THAT ARE NOT IN THE BEST INTERESTS OF OUR STOCKHOLDERS AS A GROUP.

        Our directors and executive officers beneficially own approximately 13.8% of our outstanding securities as of December 13, 2000. In addition, several of our stockholders, including Montrose Investments Ltd. and Strong River Investments, Inc. have agreed that they will vote any and all shares of our securities that they own as recommended by our board of directors in any meeting of our stockholders. Therefore, our directors and executive officers, if they acted together, could exert substantial influence over matters requiring approval by our stockholders. These matters would include the election of directors and the approval of mergers or other business combination transactions. This concentration of ownership and voting power may discourage or prevent someone from acquiring our business.

EFFECT OF CERTAIN CHARTER AND BYLAWS PROVISIONS.

        Certain provisions of our Certificate of Incorporation and Bylaws may make it more difficult for someone to acquire control of us. These provisions may make it more difficult for stockholders to take certain corporate actions and could delay or discourage prevent someone from acquiring our business. These provisions could limit the price that certain investors might be willing to pay for shares of our securities.

                           FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those noted in "Risk Factors" above and in the documents incorporated by reference. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                       RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth ratios of earnings to fixed charges for the periods shown.

       NINE MONTHS
          ENDED
      SEPTEMBER 30,
           2000                                  YEAR ENDED DECEMBER 31,
    -------------------    --------------------------------------------------------------------
                              1999          1998           1997          1996          1995
                           -----------    ----------    -----------    ----------    ----------
          N/A(1)             N/A(1)        N/A(1)         N/A(1)        N/A(1)        N/A(1)

----------

(1) Earnings have been inadequate to cover fixed charges. The dollar amount of the coverage deficiency was approximately $35,395,000 for the nine months ended September 30, 2000 and $25,990,000, $11,605,000, $6,162,000,
    $1,039,000 and $895,000 for the years ended December 31, 1999, 1998, 1997,
    1996, 1995, respectively.

        The following table sets forth ratios of earnings to fixed charges and preferred dividend for the periods shown.

       NINE MONTHS
          ENDED
      SEPTEMBER 30,
           2000                                  YEAR ENDED DECEMBER 31,
    -------------------    --------------------------------------------------------------------
                              1999          1998           1997          1996          1995
                           -----------    ----------    -----------    ----------    ----------
          N/A(1)             N/A(1)        N/A(1)         N/A(1)        N/A(1)        N/A(1)

----------

        (1) Earnings have been inadequate to cover fixed charges and preferred dividends. The dollar amount of the coverage deficiency was approximately $35,395,000 for the nine months ended September 30, 2000 and $26,217,000, $11,605,000, $6,162,000, $1,039,000 and $895,000 for the years ended December
31, 1999, 1998, 1997, 1996, 1995, respectively.

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax loss before minority interest in loss of consolidated subsidiary and fixed charges included in the determination of pre-tax loss. Fixed charges consist of interest costs, whether expensed or capitalized, the amortization of debt discount and issuance costs, the interest factor of rental expense and preference security dividends of consolidated subsidiary. Preference security dividends of consolidated subsidiary are presented on a pre-tax basis, assuming a 40% tax rate. The ratio of earnings to fixed charges and preferred dividends is calculated in a similar manner to the ratio of earnings to fixed charges, except that preference security dividends of NeoTherapeutics are included in fixed charges on a pre-tax basis, assuming a 40% tax rate. The deficiency amount is the amount of earnings required for a ratio of 1.0x.

                                 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of the securities will be used for general corporate purposes which may include but are not limited to working capital, capital expenditures, research and development and general and administrative expenses. Net proceeds from the sale of the offered securities initially may be temporarily invested in short-term interest-bearing securities.

                              PLAN OF DISTRIBUTION

        We may sell the securities directly to our stockholders, directly to one or more purchasers, through agents, to or through one or more dealers, to or through underwriters or through a combination of any such methods of sale.

        We may distribute the securities from time to time in one or more transactions:

        -  at a fixed price or prices, which may be changed;

        -  at market prices prevailing at the time of sale;

        -  at prices related to such prevailing market prices; or

        -  at negotiated prices.

        Offers to purchase the securities being offered hereby may be solicited directly by us or by agents designated by us from time to time. Any such agent, who may be deemed to be our "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of such securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

        If a dealer is utilized in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is, or underwriters are, utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriter to make resales of the securities to the public. In connection with the sale of the securities, such underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may also sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters in connection with the offering of securities, and any discounts, concessions or commission allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered hereby pursuant to contracts providing for payment and delivery on a future date or dates set forth in the applicable prospectus supplement. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any such contract will not be subject to any conditions except that (a) the purchase of such securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the securities are also being sold to underwriters, we shall have sold to such underwriters the securities offered hereby which are not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. The applicable prospectus supplement relating to such contracts will set forth the price to be paid for securities pursuant to such contracts, the commission payable for solicitation of such contracts and the date or dates in the future for delivery of the securities pursuant to such contracts.

        We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

                         DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        The debt securities offered hereby will be issued under an indenture between us and the trustee named therein. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). We have filed a copy of the form of indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We have summarized select portions of the indenture below. The summary is not complete. Capitalized terms used in the summary below have the meanings specified in the indenture.

GENERAL

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

        -  the title of the debt securities;

        - the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

        -  any limit on the aggregate principal amount of the debt securities;

        - the date or dates on which we will pay the principal on the debt securities;

        - the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

        - the place or places where principal of, premium, and interest on the debt securities will be payable;

        - the terms and conditions upon which we may redeem the debt securities;

        - any obligation we have to redeem or purchase the debt securities pursuant to an sinking fund or analogous provisions or at the option of a holder of debt securities;

        - the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

        - the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

        - whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

        - the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

        -  the currency of denomination of the debt securities;

        - the designation of the currency, currencies or currency unit in which payment of principal of, and premium and interest on the debt securities will be made;

        - if payments of principal of, or premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

        - the manner in which the amounts of payment of principal of, and premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

        - any provisions relating to any security provided for the debt securities;

        - any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

        - any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

        - any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

        - any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

PAYMENT OF INTEREST AND EXCHANGE

        Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Securities Exchange Act of 1934, as amended, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security"), as described in the applicable prospectus supplement. Except as described under "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        DEBT SECURITIES. You may transfer or exchange certificated debt securities at the trustee's office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may transfer certificated debt securities and the right to receive the principal of, and premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

        GLOBAL DEBT SECURITIES AND BOOK-ENTRY SYSTEM. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

        We expect that the Depositary will follow substantially the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security, otherwise referred to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

        We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. NeoTherapeutics, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the Depositary, upon receipt of any payment of principal of, or premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book- entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the

Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information in this section concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

REDEMPTION

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are redeemable. These terms will include:

        - provisions regarding whether redemption will be at our option or the option of the holders;

        - the time for delivery and required content of a notice of redemption to the trustee and the holders;

        -  the manner of selection of debt securities to be redeemed; and

        -  provisions regarding the payment of the redemption price.

CONSOLIDATION, MERGER AND SALE OF ASSETS

        We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person"), and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

        - the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

        - immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

        - we deliver to the trustee an officer's certificate and legal opinion covering compliance with the conditions listed above.

COVENANTS

        In addition to our obligation to make payments of principal and interest on the debt securities in accordance with their terms, the indenture contains covenants requiring us to:

        - deliver to the trustee, within 15 days of filing, copies of all filings made by us with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act;

        - deliver to the trustee, within 90 days after the end of each of our fiscal years, an officer's certificate stating that we have fulfilled our obligations under the indenture during the preceding fiscal year;

        - to the extent we may lawfully do so, refrain from claiming or taking advantage of any stay, extension or usury law which may affect our obligations under the indenture or the debt securities;

        - preserve our corporate existence, except as permitted under "--Consolidation, Merger and Sale of Assets," and preserve our rights, licenses and franchises, and the existence of our significant subsidiaries, unless our board of directors determines that it is no longer desirable in the conduct of our business to preserve those rights, license or franchises, or to preserve the existence of any significant subsidiary; and



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

        - pay when due all taxes, assessments and governmental levies, except those that we contest in good faith.

        Unless we state otherwise in (a) the applicable prospectus supplement and in a supplement to the indenture, (b) a board resolution, or (c) an officers' certificate delivered pursuant to the indenture, the debt securities will not contain any other restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

EVENTS OF DEFAULT

        "Event of Default" means with respect to any series of debt securities, any of the following:

        - default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

        - default in the payment of principal of or premium on any debt security of that series when due and payable;

        - default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

        - default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

        - an event of default under any of our debt (including a default with respect to debt securities of any series other than that series) or any subsidiary, whether that debt exists today or is created at a later date, if

           - the default results from our failure to pay the debt when it becomes due;

           - the principal amount of the debt, together with the principal amount of any other debt in default for failure to pay principal at stated final maturity or the maturity of which has been accelerated, at any time exceeds a specified amount; and

           - the debt is not discharged or the acceleration is not rescinded or annulled within 10 days after we receive written notice as provided in the indenture;

        - events of bankruptcy, insolvency or reorganization as provided in the indenture; and

        - any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        No Event of Default with respect to a particular series of debt securities (except as to events of bankruptcy, insolvency or reorganization described in the indenture) necessarily constitutes an Event of Default with respect to any other series of debt securities. An Event of Default may also be an event of default under our bank credit agreements in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain Events of Default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an Event of Default resulting from events of bankruptcy, insolvency or reorganization, the principal (or the specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under "Modification and Waiver" below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an Event of Default and the continuation of an Event of Default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to the rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

        - that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

        - the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

CONVERSION RIGHTS

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock. Those terms will include:

        - whether the debt securities are convertible into common stock or preferred stock;

        -  the conversion price, or manner of calculation;

        -  the conversion period;

        - provisions regarding whether conversion will be at our option or the option of the holders;

        -  the events requiring an adjustment of the conversion price; and

        - provisions affecting conversion in the event of the redemption of the debt securities.

MODIFICATION AND WAIVER

        We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

        - change the amount of debt securities whose holders must consent to an amendment or waiver;

        - reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

        - reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

        - reduce the principal amount of discount securities payable upon acceleration of maturity;

        - waive a default in the payment of the principal of, or premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

        - make the principal of, or premium or interest on any debt security payable in currency other than that stated in the debt security;

        - make any change to provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

        - waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

        Except for waivers having the effects listed immediately above, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

        LEGAL DEFEASANCE. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        DEFEASANCE OF CERTAIN COVENANTS. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with conditions specified in the indenture:

        - we may omit to comply with the restrictive covenants contained in Sections 4.2 through 4.6 and Section 5.1 of the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers' certificate delivered pursuant to the indenture; and

        - Events of Default under Section 6.1(e) of the indenture will not constitute a Default or an Event of Default with respect to the debt securities of that series.

        The conditions include:

        - depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

        - delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to united states federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        COVENANT DEFEASANCE AND EVENTS OF DEFAULT. In the event we exercise our option not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we will remain liable for those payments.

        "Foreign government obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. Dollars:

        - direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

        - obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

GOVERNING LAW

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

                           DESCRIPTION OF COMMON STOCK

        The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Charter and Bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by us. See "Available Information."

        We have authority to issue 25,000,000 shares of common stock, $.001 par value per share. As of December 13, 2000, we had 13,307,227 shares of common stock outstanding.

GENERAL

        The following description of our common stock sets forth general terms and provisions of the our common stock to which any prospectus supplement may relate, including a prospectus supplement providing that shares of our common stock will be issuable upon conversion of debt securities, preferred stock or depository shares or upon the exercise of warrants issued by us.

TERMS

        Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Our board of directors is divided into three classes, with the term of each class expiring every third year at the annual meeting of stockholders. The number of directors is distributed equally between the three classes. Stockholders do not have rights to cumulate their votes in the election of directors under our Certificate of Incorporation, or the provisions of the Delaware General Corporation Law and our management presently does not intend to extend cumulative voting rights to stockholders. However, under Section 2115 of the California Corporations Code, specific provisions of the California General Corporation Law, including mandatory cumulative voting rights of stockholders, are made applicable to "pseudo-California" corporations incorporated under laws of other states which meet certain tests. The tests are (i) that the average of specified property, payroll and sales factors (generally relating to the extent of activities in California) exceed 50% on a consolidated basis during the corporation's latest full income year, and (ii) that more than one-half of the corporation's outstanding voting securities are held of record by persons having addresses in California. We do not believe we meet such tests. If we were required to implement cumulative voting for the election of directors, the existence of a classified Board of Directors may have the effect of delaying or preventing changes in control or in management because a greater number of shares would be required to elect any one director.

        Subject to the preferences that may be applicable to the holders of outstanding shares of preferred stock, if any, the holders of our common stock are entitled to receive such lawful dividends as may be declared by the Board of Directors. In the event of liquidation, dissolution or winding up of NeoTherapeutics, and subject to the rights of the holders of outstanding shares of Preferred Stock, if any, the holders of shares of our common stock shall be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders. There are no preemption, redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for the common stock is U.S. Stock Transfer Corporation.

                         DESCRIPTION OF PREFERRED STOCK

        We have authority to issue 5,000,000 shares of preferred stock, $.001 par value per share. As of December 13, 2000, we had no shares of preferred stock outstanding.

GENERAL

        Under our Certificate of Incorporation, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to the issuance of shares of each series, the board of directors is required by the Delaware General Corporation Law and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:

        -  the number of shares constituting each class or series;

        -  voting rights;

        -  rights and terms of redemption (including sinking fund provisions);

        -  dividend rights and rates;

        -  dissolution;

        -  terms concerning the distribution of assets;

        -  conversion or exchange terms;

        -  redemption prices; and

        -  liquidation preferences.

        All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

        We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

        -  the title and stated value of the preferred stock;

        - the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

        - the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

        - whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

        - the procedures for any auction and remarketing, if any, for the preferred stock;

        -  the provisions for a sinking fund, if any, for the preferred stock;

        -  the provision for redemption, if applicable, of the preferred stock;

        -  any listing of the preferred stock on any securities exchange;

        - the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

        -  voting rights, if any, of the preferred stock;

        - whether interests in the preferred stock will be represented by depositary shares;

        - a discussion of any material and/or special United States Federal income tax considerations applicable to the preferred stock;

        - the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

        - any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

        - any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

RANK

        Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

        - senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

        - on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

        - junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term "equity securities" does not include convertible debt securities.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

        We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the class or series of the preferred stock represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a depositary, we will cause the depositary to issue the receipts on our behalf. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipt to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

        The depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders, subject to the holders' obligations to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

        If we make a distribution other than in cash, the depositary will distribute any property it receives to the record holders of depositary receipts, subject to the holders' obligations to file proofs, certificates and other information and to pay certain charges and expenses to the depositary, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

WITHDRAWAL OF STOCK

        The holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock, and any applicable money or other property, represented by the corresponding depositary shares upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption or converted). Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but those holders will not thereafter be entitled to receive depositary shares for those shares of preferred stock. If the holder delivers depositary receipts evidencing more depositary shares than correspond to the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the remainder of the depositary shares.

REDEMPTION OF DEPOSITARY SHARES

        Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of the depositary shares representing shares of the class or series of preferred stock to be redeemed, if we first pay to the depositary the full redemption price of the preferred stock plus any accrued and unpaid dividends on the preferred stock to the date of redemption. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

        From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon redemption and any money or other property to which the holders of the depositary receipts were entitled upon such redemption.

VOTING OF THE PREFERRED STOCK

        Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the depositary are entitled to vote, the depositary will deliver the information contained in the notice to the record holders of the depositary receipts evidencing the applicable depositary shares. Each record holder of depositary receipts evidencing depositary shares on the record date set for the relevant class or series of preferred stock may instruct the depositary to exercise the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. If the record holder provides no instructions, the depositary will abstain from voting the preferred stock represented by the depositary shares. The depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

LIQUIDATION PREFERENCE

        In the event we liquidate, dissolve or wind up, whether voluntarily or involuntarily, the holders of the depositary receipts will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by the depositary receipt as set forth in the applicable prospectus supplement.

CONVERSION OF PREFERRED STOCK

        We may provide in the applicable prospectus supplement relating to an offering of depositary shares that holders may surrender the depositary receipts to the applicable depositary with written instructions to cause conversion of a class or series of preferred stock represented by the depositary shares evidenced by the applicable depositary receipts into whole shares of common stock, other shares of a class or series of our preferred stock or other shares of stock, and we have agreed to carry out the conversion on the same terms as are applicable to the underlying preferred stock. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF A DEPOSIT AGREEMENT

        The form of depositary receipt evidencing depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially or adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to exceptions in the deposit agreements, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any amendment becomes effective shall be deemed, by continuing to hold the depositary receipt, to consent and agree to such amendment and to be bound by the applicable deposit agreement as amended.

        We may terminate the deposit agreement upon not less than 30 days' prior written notice to the depositary if a majority of each class or series of preferred stock subject to the deposit agreement consents to the termination, whereupon the depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipt, the number of whole or fractional shares of preferred stock represented by the depositary shares evidenced by the surrendered depositary receipts together with any other property held by depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if:

        -  all outstanding depositary shares have been redeemed;

        - there has been a final distribution in respect of each class or series of preferred stock in connection with any liquidation, dissolution or winding up of NeoTherapeutics and that distribution shall have been made to the holders of the relevant depositary receipts; or

        - each share of the related preferred stock has been converted into shares of escrow stock not represented by depositary shares.

CHARGES OF A PREFERRED STOCK DEPOSITARY

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

        The depositary may resign at any time by delivering us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

        The depositary will forward to holders of depositary receipts any reports and communications from us which are received by the depositary relating to the related preferred stock.

        We and the depositary will not be liable if we or they are prevented from or delayed in, by law or any circumstances beyond our or their control, performing our or their obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performing our respective duties in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event a depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and the Company, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received by the Company.

                             DESCRIPTION OF WARRANTS

        As of December 13, 2000, we had warrants to purchase 8,784,849 shares of our common stock outstanding (other than options issued under our stock option plans and non-qualified options issued to our employees and consultants outside of our stock option plans). We may issue warrants for the purchase of debt securities, depositary shares, securities or preferred stock. We may issue warrants independently or together with any other offered securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

        -  the title of the warrants;

        -  the aggregate number of the warrants;

        -  the price or prices at which the warrants will be issued;

        - the designation, terms and number of shares of debt securities, depositary shares, preferred stock or securities purchasable upon exercise of the warrants;

        - the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each the offered security;

        - the date, if any, on and after which the warrants and the related debt securities, depositary shares, preferred stock or securities will be separately transferable;

        - the price at which each share of debt securities, depositary shares, preferred stock or securities purchasable upon exercise of the warrants may be purchased;

        - the date on which the right to exercise the warrants shall commence and expires;

        - the minimum or maximum amount of the warrants which may be exercised at any one time;

        -  information with respect to book-entry procedures, if any;

        -  a discussion of certain federal income tax considerations;

        - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                    CERTAIN PROVISIONS OF DELAWARE LAW AND OF
                        THE COMPANY'S CHARTER AND BYLAWS

        The following paragraphs summarize certain provisions of the Delaware General Corporation Law and the Company's Charter and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to the Company's Charter and Bylaws, copies of which are on file with the commission as exhibits to registration statements previously filed by the Company. See "Available Information."

        Our Certificate of Incorporation and Bylaws contain provisions that, together with the ownership position of the officers, directors and their affiliates, could discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market place of our common stock.

        Our Certificate of Incorporation limits the personal liability of our directors to NeoTherapeutics and our stockholders to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. The inclusion of this provision in our Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care.

        Our Bylaws provide that special meetings of stockholders can be called only by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. Stockholders are not permitted to call a special meeting and cannot require the Board of Directors to call a special meeting. Any vacancy on the Board of Directors resulting from death, resignation, removal or otherwise or newly created directorships may be filled only by vote of the majority of directors then in office, or by a sole remaining director. Our Bylaws also provide for a classified board. See "Description of Common Stock."

        We are subject to the "business combination" statute of the DGCL, an anti-takeover law enacted in 1988. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder," for a period of three years after the date of the transaction in which a person became an "interested stockholder," unless:

        - prior to such date the board of directors of the corporation approved either the "business combination" or the transaction which resulted in the stockholder becoming an "interested stockholder,"

        - upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

        - on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of a least 66% of the outstanding voting stock which is not owned by the "interested stockholder."

        A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholders." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. Although Section 203 permits us to elect not to be governed by its provisions, we have not made this election. As a result of the application of Section 203, potential acquirers of NeoTherapeutics may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

                             VALIDITY OF SECURITIES

        Latham & Watkins, Costa Mesa, California, will pass on the validity of the issuance of all securities offered by this prospectus.

                                     EXPERTS

        The financial statements incorporated by reference in this registration statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report which states that the Company is in the development stage, as described in Note 1 to the consolidated financial statements.

        LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Our bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Company's Certificate of Incorporation, as amended, bylaws and the Delaware General Corporation Law, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following sets forth the costs and expenses, all of which shall be borne by the Registrant, in connection with the offering of the securities pursuant to this Registration Statement:

        Registration Fee                             $ 12,500.00
        Accounting Fees and Expenses                 $  5,000.00*
        Legal Fees and Expenses                      $ 20,000.00*
        Miscellaneous                                $  5,000.00*
                                                     -----------

        Total                                        $ 42,500.00*
                                                     ===========

*   Estimated


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The bylaws of the Registrant provide for indemnification of the Registrant's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, bylaws and the Delaware General Corporation Law (the "DGCL"), the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant's Certificate of Incorporation includes such a provision. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

ITEM 16. EXHIBITS

          1.1* Form of Underwriting Agreement between the Company and the Representatives

          1.2*    Form of Debt Underwriting Agreement

          4.1     Form of Indenture

          4.2*    Form of Warrant Agreement

          4.3*    Form of Deposit Agreement

          5.1* Opinion of Latham & Watkins regarding the validity of the securities being registered

         12.1     Calculation of Ratio of Earnings to Fixed Charges

         23.1     Consent of Arthur Andersen LLP

         23.2     Consent of Latham & Watkins

         24.1 Power of Attorney (included on the signature page to this Registration Statement)

         25.1*    Statement of Eligibility of Trustee

        ------------------

        * To be filed by amendment or incorporated by reference in connection with the offering of the applicable offered securities.

ITEM 17. UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering price may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               Provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby further undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        The undersigned Registrant hereby further undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        If and when applicable, the undersigned Registrant, hereby further undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 28, 2000.


                                        NEOTHERAPEUTICS, INC.


                                        By: /s/ Samuel Gulko
                                            ------------------------------------
                                            Samuel Gulko
                                            Chief Financial Officer

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of NeoTherapeutics, Inc., do hereby constitute and appoint Alvin J. Glasky, Ph.D. and Samuel Gulko, or either of them, our true and lawful attorneys-in-fact and agents, each with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and each of them with full power to do any and all acts and things in our names and in any and all capacities, which such attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable NeoTherapeutics, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                                  Date
---------                             -----                                  ----

/s/ Alvin J. Glasky                   Chief Executive Officer and            December 28, 2000
----------------------------------    Director (principal executive
       Alvin J. Glasky, Ph.D.         officer)

/s/ Samuel Gulko                      Chief Financial Officer, Secretary,    December 28, 2000
----------------------------------    Treasurer and Director (principal
            Samuel Gulko              financial and accounting officer)

/s/ Mark J. Glasky                    Director                               December 28, 2000
----------------------------------
           Mark J. Glasky

/s/ Frank M. Meeks                    Director                               December 28, 2000
----------------------------------
           Frank M. Meeks

/s/ Paul H. Silverman                 Director                               December 28, 2000
----------------------------------
  Paul H. Silverman, Ph.D., D.Sc.

/s/ Carol O'Cleiracain                Director                               December 28, 2000
----------------------------------
     Carol O'Cleireacain, Ph.D.

/s/ Eric L. Nelson                    Director                               December 28, 2000
----------------------------------
       Eric L. Nelson, Ph.D.


/s/ Stephen Runnels                   Director                               December 28, 2000
----------------------------------
          Stephen Runnels

/s/ Joseph Rubinfeld                  Director                               December 28, 2000
----------------------------------
      Joseph Rubinfeld, Ph.D.

/s/ Armin Kessler                     Director                               December 28, 2000
----------------------------------
           Armin Kessler

/s/ Ann Kessler                       Director                               December 28, 2000
----------------------------------
            Ann Kessler

                                  EXHIBIT INDEX

  Exhibit
  -------
  1.1*      Form of Underwriting Agreement between the Company and the
            Representatives

  1.2*      Form of Debt Underwriting Agreement

  4.1       Form of Indenture

  4.2*      Form of Warrant Agreement

  4.3*      Form of Deposit Agreement

  5.1* Opinion of Latham & Watkins regarding the validity of the securities being registered

 12.1       Calculation of Ratio of Earnings to Fixed Charges

 23.1       Consent of Arthur Andersen LLP

 23.2       Consent of Latham & Watkins

 24.1 Power of Attorney (included on the signature page to this Registration Statement)

 25.1*      Statement of Eligibility of Trustee

----------

* To be filed by amendment or incorporated by reference in connection with the offering of the applicable offered securities.